Exhibit 4(c)
NOTE GUARANTEE
          NOTE GUARANTEE, dated as of April 8, 2010 (this “Guarantee”), made by each of the corporations that are signatories hereto (the “Guarantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) for the Holders (as defined in the Indenture (as hereafter defined)).
W I T N E S S E T H:
          WHEREAS, Stratus Technologies, Inc., a Delaware corporation (the “U.S. Issuer”) and Stratus Technologies Bermuda Ltd. (the “Bermuda Issuer” and, together with the U.S. Issuer, the “Issuers”), are party to an Indenture, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Trustee and The Bank of New York Mellon Trust Company, N.A., as collateral agent (in such capacity, the “Collateral Agent”) pursuant to which the Issuers have issued units (the “Units”), each Unit consisting of $480 principal amount of 12% Senior Secured Notes due 2015 (the “Bermuda Notes”) issued by the Bermuda Issuer and $520 principal amount of 12% Senior Secured Notes due 2015 (the “U.S. Notes” and, together with the Bermuda Notes, the “Notes”) issued by the U.S. Issuer;
          WHEREAS, the Issuers and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the proceeds of the Notes; and
          NOW, THEREFORE, in consideration of the premises and to induce the Holders to purchase the Notes, the Guarantors hereby agree with and for the benefit of the Trustee and the Holders as follows:
          1. Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, and the following terms shall have the following meaning:
     “Bermuda Obligations”: means the unpaid principal amount of, premium, if any, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Bermuda Issuer, whether or not a claim for such post-filing or post-petition interest is allowed) the Notes, and interest on the overdue principal of and interest and premium, if any, on the Notes and all other obligations and liabilities of the Bermuda Issuer to the Holders, the Trustee or the Collateral Agent, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the other Indenture Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Holders, the Trustee or the Collateral Agent that are required to be paid by the Bermuda Issuer or the other Guarantors pursuant to the terms of the Indenture) or otherwise.

     “Obligations”: means the Bermuda Obligations and the U.S. Obligations.
     “U.S. Obligations”: means the unpaid principal amount of, premium, if any, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Issuer, whether or not a claim for such post-filing or post-petition interest is allowed) the Notes, and interest on the overdue principal of and interest and premium, if any, on the Notes and all other obligations and liabilities of the U.S. Issuer to the Holders, the Trustee or the Collateral Agent, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the other Indenture Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Holders, the Trustee or the Collateral Agent that are required to be paid by the U.S. Issuer or the other Guarantors pursuant to the terms of the Indenture) or otherwise.
          2. Guarantee. (a) (i) each Guarantor other than the Bermuda Issuer hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Trustee, for the benefit of the Holders, the Trustee and the Collateral Agent and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Bermuda Issuer when due (whether at Stated Maturity, by acceleration, redemption, required purchase or repurchase or otherwise) of the Bermuda Obligations, and each of the Guarantors other than the Bermuda Issuer further agrees, pursuant to Sections 8.07 and 12.11 of the Indenture, to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Bermuda Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guarantee and (ii) each Guarantor other than the U.S. Issuer hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Trustee, for the benefit of the Holders, the Trustee and the Collateral Agent and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the U.S. Issuer when due (whether at Stated Maturity, by acceleration, redemption, required purchase or repurchase or otherwise) of the U.S. Obligations, and each of the Guarantors other than the U.S. Issuer further agrees, pursuant to Sections 8.07 and 12.11 of the Indenture, to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the U.S. Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guarantee.
          (b) Anything herein or in any other Indenture Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Indenture Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

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          (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights of the Trustee or any Holder hereunder.
          (d) No payment or payments made by any of the Issuers, the other Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any Holder from any Issuer, the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full or the release of such Guarantor in accordance with Section 7.
          (e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Trustee, the Collateral Agent or any Holder on account of its liability hereunder, it will notify the Trustee in writing that such payment is made under this Guarantee for such purpose.
          3. Right of Set-off. Upon: (i) the filing of a petition under any of the provisions of the Bankruptcy Code or amendments thereto, by or against; (ii) the making of an assignment for the benefit of creditors by; (iii) the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; (iv) the issuance of any execution against any substantial portion of the property of; (v) the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or (vi) the issuance of a warrant of attachment against any substantial portion of the property of; Holdings or the Issuers, each Guarantor hereby irrevocably authorizes the Trustee and the Collateral Agent at any time and from time to time without notice to such Guarantor or any other guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Trustee or the Collateral Agent, as applicable, to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Trustee or the Collateral Agent, as applicable, may elect, against and on account of the obligations and liabilities of such Guarantor to the Trustee, the Collateral Agent or the Holders hereunder or under the Indenture, the Notes, or the other Indenture Documents, as the Trustee or the Collateral Agent, as applicable, may elect, whether or not the Trustee or any Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Trustee and the Collateral Agent agrees to notify such Guarantor promptly of any such set-off and the application made by the Trustee or the Collateral Agent, as applicable, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Trustee and the Collateral Agent under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Person may have.

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          4. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Trustee or the Collateral Agent, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or the Collateral Agent for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any other Guarantor (including the Issuers) in respect of payments made by such Guarantor hereunder, and any such rights of subrogation and reimbursement of the Guarantors are hereby waived until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Issuers on account of the Obligations are paid in full.
          5. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Trustee or any Holder may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee, the Collateral Agent or the Holders pursuant to the provisions of the Indenture and the Indenture, the Notes, the other Indenture Documents or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, pursuant to the provisions of the Indenture, and any collateral security, guarantee or right of offset at any time held by the Trustee or the Collateral Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Trustee nor the Collateral Agent shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any particular Guarantor, the Trustee or, subject to Sections 7.06 and 7.07 of the Indenture, any Holder may, but shall be under no obligation to, make a similar demand on any other Guarantor or guarantor, and any failure by the Trustee or, subject to Sections 7.06 and 7.07 of the Indenture, such Holder to make any such demand or to collect any payments from any such other Guarantor or guarantor or any release of any such other Guarantor or guarantor shall not relieve such Guarantor in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Trustee or any Holder against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations guaranteed by such Guarantor, and notice of or proof of reliance by the Trustee or any Holder upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Issuers or any of the other Guarantors and the Trustee, the Collateral Agent or any Holder shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence,

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presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuers or any of the other Guarantors with respect to the Obligations guaranteed by such Guarantor. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture, the Notes, any other Indenture Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or the Collateral Agent, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Issuers, any of the other Guarantors or any other Person against the Trustee or any Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Issuers or such other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuers for the Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Trustee, the Collateral Agent and/or any Holder may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Issuers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Trustee, the Collateral Agent or any Holder to pursue such other rights or remedies or to collect any payments from the Issuers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Issuers or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee, the Collateral Agent or any Holder against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Trustee and the Holders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full or the release of the Guarantor in accordance with Section 7.
          7. Release of Guarantor. In the event of:
          (a) the defeasance or discharge of the Notes in accordance with Section 9.02 of the Indenture or Section 4.01 of the Indenture, respectively;
          (b) a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, to a Person or a group of Persons that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, or the sale or other disposition of Capital Stock of a Guarantor such that such entity ceases to constitute a Subsidiary of an Issuer, in each case, if the sale or other disposition complies with Section 5.10 of the Indenture or Section 6.01 of the Indenture;
          (c) a sale or other disposition of all of the Capital Stock of a Guarantor, including by way of merger, consolidation or otherwise, to a Person or a group of Persons that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Section 5.10 of the Indenture or Section 6.01 of the Indenture; or

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          (d) the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture; such Guarantor (and any of its Subsidiaries that are Guarantors) shall be released and relieved of any obligations under this Guarantee. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such defeasance or discharge or such sale or other disposition or designation was made by the Issuers in accordance with the provisions of the Indenture, including Section 5.10 of the Indenture, as applicable, the Trustee and the Collateral Agent shall execute any documents reasonably required by the Issuers or such Guarantor in order to evidence the release of any Guarantor from its obligations hereunder.
          Any Guarantor not released from its obligations hereunder shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under the Indenture Documents as provided herein.
          8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuers or of any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuers or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid in Dollars to the Trustee without set-off or counterclaim at the office of the Trustee set forth in Section 11.02 of the Indenture, or at such other office as the Trustee may notify to the Guarantor in accordance with Section 15.
          10. Covenants. Each Guarantor hereby covenants and agrees with the Trustee and the Holders that, from and after the date of this Guarantee until the Obligations are paid in full or the release of such Guarantor in accordance with Section 7, each Guarantor will comply with the provisions of the Indenture to the extent such provisions apply to such Guarantors.
          11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          12. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          13. No Waiver; Cumulative Remedies. Neither the Trustee nor any Holder shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default under any Indenture Document or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on

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the part of the Trustee or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
          14. Integration; Waivers and Amendments; Successors and Assigns. This Guarantee represents the entire agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Trustee or any Holder relative to the subject matter hereof not reflected herein or in the other Indenture Documents. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except as set forth in Article 10 of the Indenture. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their respective successors and assigns.
          15. Notices. All notices, requests and demands to or upon each Guarantor or the Trustee or any Holder to be effective shall be in writing, addressed to a party at the address provided for such party in the Indenture or Schedule I hereto, as the case may be, or to such other address as may be hereafter notified to the parties hereto, or by telecopy (in each case, subject to the last paragraph of Section 11.02 of the Indenture) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telecopy notice, confirmation of receipt received.
          16. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts (including facsimile and electronic transmission counterparts) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          17. Authority of Trustee. Each Guarantor acknowledges that the rights and responsibilities of the Trustee under this Guarantee are as set forth in the Indenture, including, without limitation, Articles 7 and 8 thereof.
          18. Additional Guarantors. Each Person that is required to become a party to this Guarantee pursuant to Section 5.17 of the Indenture shall become a Guarantor for all purposes of this Guarantee and shall execute and deliver a joinder to this Guarantee in the form of Exhibit A hereto and a Grantor for all purposes of the Indenture Collateral Agreement and shall execute and deliver an Assumption Agreement in the form of Annex 2 to the Indenture Collateral Agreement.
          19. Indenture Controls. All parties agree that, in the event of a conflict between or among the terms of this Guarantee and the Indenture, the Indenture shall control.

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          20. English Language. This Agreement shall be in the English language, except as required by applicable Law (in which event certified English translations thereof shall be provided by the Issuers to the Trustee and the Collateral Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party thereto pursuant to the terms of this Agreement or any other Indenture Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties thereto shall have the right to rely for all purposes of this Guarantee and the other Indenture Documents.
          21. Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE NOTES, THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          22. Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE DOCUMENTS.
          23. Consent to Jurisdiction. Each Guarantor that is a Domestic Restricted Subsidiary irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to this Guarantee, the Notes, the Indenture, the other Indenture Documents or any transaction contemplated thereby. Each Guarantor that is a Foreign Restricted Subsidiary irrevocably (1) submits to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to this Guarantee, the Notes, the Indenture, the other Indenture Documents or any transaction contemplated thereby and (2) designates and appoints National Registered Agents, Inc., 440 Ninth Avenue, New York, New York 10001, as its authorized agent for receipt of service of process in any such suit, action or proceeding. In the event that such agent for service of process appointed pursuant to this Section 23 is unable to act as agent for service of process or no longer maintains an office in the State of New York, each such Guarantor shall forthwith appoint a successor agent located in the State of New York that will promptly provide to the Trustee a letter affirming such appointment.
[Signature pages follow.]

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     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

STRATUS TECHNOLOGIES BERMUDA LTD.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	President

STRATUS TECHNOLOGIES, INC.
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

STRATUS TECHNOLOGIES BERMUDA HOLDINGS LTD.
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	Vice President and Treasurer

SRA TECHNOLOGIES CYPRUS LIMITED
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	President, Chief Financial Officer and Accounting Officer

STRATUS TECHNOLOGIES IRELAND LIMITED
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	Director

Note Guarantee

CEMPRUS TECHNOLOGIES, INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	President

CEMPRUS, LLC
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	President

Accepted and agreed to:
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:
Name:
Title:

Note Guarantee

Accepted and agreed to:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Raymond K. O’Neil
	Name:	Raymond K. O’Neil
	Title:	Senior Associate

Signature Page to the Note Guarantee Agreement

SCHEDULE I to
Guarantee
ADDRESS OF GUARANTORS
Stratus Technologies Bermuda Ltd.
c/o Hollis & Co.
Reid Hall, 3 Reid Street
Hamilton HM11, Bermuda
Tel: 011-441-295-2208
Fax: 011-441-295-3404
Attention: Lorianne Gilbert
Telecopy: 011-441-295-3404
With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035
Stratus Technologies. Inc.
111 Powdermill Road
Maynard, Massachusetts 01754
Attention: Chief Financial Officer
With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035
Stratus Technologies Bermuda Ltd.
c/o Coson Corporate Services
Milner House
18 Parliament Street
Hamilton HM 12, Bermuda
Attention: Secretary

With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035
SRA Technologies Cyprus Limited
c/o Mouaimis & Mouaimis Advocates
Gala Court Chambers
1st Floor, Offices 101 & 102
6 Vassilis Vryonides Street
3095 Limassol, Cyprus
Attention: Panayotis Mouaimis
Telecopy: 011-357-25-37-30-75
With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035
Stratus Technologies Ireland Limited
c/o A & L Goodbody Solicitors
International Financial Services Centre
North Wall Quay Dublin 1, Ireland
Attention: Catherine Duffy
Telecopy: 011-353-1-649-2649
With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035
Cemprus Technologies, Inc.
111 Powdermill Road
Maynard, MA 01754
Attention: Robert Laufer
Telecopy: (978) 461-3750

With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035
Cemprus, LLC
111 Powdermill Road
Maynard, MA 01754
Attention: Robert Laufer
Telecopy: (978) 461-3750
With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035

EXHIBIT A
FORM OF JOINDER TO NOTE GUARANTEE
     This JOINDER (this “Agreement”), dated as of ___________ __, 20__, is made by Stratus Technologies, Inc., a Delaware corporation (the “U.S. Issuer”) and Stratus Technologies Bermuda Ltd. (the “Bermuda Issuer” and, together with the U.S. Issuer, the “Issuers”), _____________, a[n] ___________ ___________ (the “New Guarantor”).
PRELIMINARY STATEMENT
     A. The Issuers are party to an Indenture, dated as of April 8, 2010 (the “Indenture”), by and among the Issuers and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Issuers have issued units, each unit consisting of $480 principal amount of 12% Senior Secured Notes due 2015 (the “Bermuda Notes”) issued by the Bermuda Issuer and $520 principal amount of 12% Senior Secured Notes due 2015 (the “U.S. Notes” and, together with the Bermuda Notes, the “Notes”) issued by the U.S. Issuer. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Indenture.
     B. Section 5.17 of the Indenture provides that under certain circumstances, the New Guarantor shall execute and deliver to the Trustee a joinder to the Note Guarantee pursuant to which it shall unconditionally guaranty all of the Issuers’ obligations under the Notes and the Indenture and agree to perform the obligations of a Guarantor under the Note Guarantee.
     C. The Issuers and the New Guarantor have agreed to this and execute this Agreement for the purpose of evidencing such agreement.
     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Issuers and the New Guarantor hereby agree for the benefit of the Trustee, the Collateral Agent and the Holders as follows:
     1. Joinder to the Note Guarantee. The New Guarantor hereby agrees that, upon its execution hereof, it will become a Guarantor under the Note Guarantee and will be bound by the terms, conditions and other provisions applicable to a Guarantor under the Note Guarantee, the Indenture and the other Indenture Documents. Without limitation of the foregoing, and in furtherance thereof, the New Guarantor unconditionally and irrevocably guarantees the due and punctual payment and performance when due of all Obligations (on the same basis as the other Guarantors under the Note Guarantee).
     2. Reliance. All parties hereto acknowledge that the Trustee and the Holders are relying on this Agreement, the accuracy of the statements herein contained and the performance of the conditions placed upon the New Guarantor hereunder. Each of the Issuers and the New Guarantor shall execute such further documents and undertake any such measure as may be necessary to effect and carry out the terms of this Agreement and the implementation thereof.
     3. Indenture Controls. All parties agree that, in the event of a conflict between or among the terms of this Agreement and the Note Guarantee, on the one hand, and the Indenture on the other hand, the Indenture shall control.
     4. Notice. Any notice delivered hereunder shall be delivered as described for the delivery of notices in the Note Guarantee and, if delivered to the New Guarantor, to:
________________

________________

________________

Telecopy:   ________________
With a copy to:
________________

________________

________________

Telecopy:   ________________
     5. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     7. English Language. This Agreement shall be in the English language, except as required by applicable Law (in which event certified English translations thereof shall be provided by the Issuers to the Trustee and the Collateral Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party thereto pursuant to the terms of this Agreement or any other Indenture Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties thereto shall have the right to rely for all purposes of this Agreement and the other Indenture Documents.
     8. Waiver of Jury Trial. EACH OF THE ISSUERS, THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE NOTE GUARANTEE, THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     9. Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE DOCUMENTS.
     10. Consent to Jurisdiction. The New Guarantor irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to this Agreement, the Notes, the Note Guarantee, the Indenture, the other Indenture Documents or any transaction contemplated thereby. [ADD IF NEW GUARANTOR IS A FOREIGN RESTRICTED SUBSIDIARY — The New Guarantor irrevocably designates and appoints National Registered Agents, Inc., 440 Ninth Avenue, New York, New York 10001, as its authorized agent for receipt of service of process in any such suit, action or proceeding. In the event that such agent for service of process appointed pursuant to this Section 10 is unable to act as agent for service of process or no longer maintains an office in the State of New York, the New Guarantor shall forthwith appoint a successor agent located in the State of New York that will promptly provide to the Trustee a letter affirming such appointment. ]
[Signature pages follow.]

          EXECUTED to be effective as of the date first written above.

ISSUERS: STRATUS TECHNOLOGIES BERMUDA LTD.
By:
Name:
Title:

STRATUS TECHNOLOGIES, INC.
By:
Name:
Title:

NEW GUARANTOR:
By:
Name:
Title:

ACCEPTED AND AGREED TO:
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: